Exhibit 10.2

CONSULTATION AGREEMENT

This Consultation Agreement ("Agreement") is made by and between Growthink, Incorporated ("Growthink"), a Delaware corporation, with its principal address at 6033 West Century Blvd. Ste. 150, Los Angeles, CA 90045, and Blackhawk Capital Group BDC, Inc. with its principal address at 14 Wall Street, Suite ll00B, New York, NY 1005 together with its principals who execute this agreement (jointly and severally referred to as "Blackhawk," "Company “or "Fund").

RECITALS

A.
Growthink is a market research firm for growth businesses. Growthink assists its clients in understanding their target markets, customers, and competition, and in positioning their businesses by conducting market research and feasibility studies and formulating business strategies.

B.	Company needs assistance in one or more areas within Growthink's domain of services.

C.
Company has interviewed Growthink and has evaluated Growthink's services and capabilities to the Company's satisfaction. Company desires to engage Growthink to provide the services set forth in this Agreement

AGREEMENT

In consideration of the fore going premises, the parties agree as follows:

I.
Growthink's Services. Growthink will provide to Blackhawk research, analysis and data related to the business development company(BDC) and hedge funds investment arena. This research will include coverage and analysis of BDC's and hedge funds of similar form and strategy to Blackhawk, as well as data on Blackhawk's targeted investment arenas. Additionally, Growthink will work to syndicate its research and analysis reports into coverage channels frequented by institutional and individual investors. No research or work shall be performed and released by Growthink pursuant to this Agreement (a) without the permission of the Company, and (b) during the period in which Blackhawk is conducting its private placement offering of shares of its common stock pursuant to Rule 506 under the Securities Act of 1933, as amended ("Securities Act").

II.
Compensation. The Company shall pay Growthink $25,000 upon execution of this Agreement, and every (60) days thereafter in advance for services until termination as described below. Each party to this Agreement may terminate it upon seven (7) calendar days advance written notice to the other party.

III.	General Terms and Conditions. The general terms and conditions set forth on Appendix A are made a part of and incorporated by reference into this Agreement.

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GROWTHINK

EXECUTION PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement, or have caused this Agreement to be duly executed on their respective behalf by their respective officers thereunto duly authorized as of as of the dates below.

Growthink:

	Signature:	/s/James Turo
Name: James Turo
Title: CEO
Date: 08/21/2009

Blackhawk Capital Group BDC. Inc:

	Signature:	/s/ Craig A. Zabala
Name: Dr. Craig A. Zabala
Title: President and CEO
Date: 08/21/2009

Billing Contact:

Name: Dr. Craig A. Zabala
Phone: 212.566.8300
caz@concorde-us.com
Email Address: caz@concorde-us.com
Fax:  212.566.8320

GROWTHINK

Prefer Invoices via e-Mail, Mail, or Fax? (Circle One)

GROWTHINK

APPENDIX  A -GENERAL TERMS AI\ID CONDITIONS

1.
Term; Termination. The term of this Agreement (the "Term") shall initially be (60) sixty days and, thereafter, for a total of eight (8) months of services, commencing on the date hereof, and shall renew automatically thereafter in (60) day increments until terminated in writing by either party upon seven (7) calendar days advance written notice. Termination of this Agreement shall not affect Sections 4 -7 of this Appendix A, each of which shall survive any termination or expiration of this Agreement.

2.
Change Orders. Any modifications to Growthink services as described in Section I will require execution of a written change order by both parties to this Agreement(a "Change Order"), which shall substantially conform to the format of the document attached hereto as Appendix B. Each Change Order shall be deemed to be an amendment to and will become part of this Agreement.

3.
Good Faith Cooperation. The Company shall cooperate with Growthink in good faith. The Company shall promptly return telephone calls, emails, and requests for information, including providing all relevant information in the possession of the Company. The Company shall be available for teleconferences or in-person conferences with representatives of Growthink upon reasonable notice from Growthink. Additionally, the Company shall promptly pay invoices when presented and due. Breach of this paragraph by Company excuses future Growthink performance but not Company performance, including payment of all invoices due, until breach has been cured.

4.
Non-solicitation. Unless otherwise mutually agreed to by the parties in writing, Company agrees not to hire, retain or seek to retain any current and/or former employee, consultant, agent or other personnel of Growthink during the term of this Agreement and for a period of twelve (12)consecutive months thereafter.

5.
Absence of Representations and Warranties. Growthink shall exercise good faith and use reasonable business diligence in fulfilling its obligations under this Agreement. Growthink makes no representations or warranties regarding (i) the information and data which Growthink incorporates into its work product since Growthink is dependent on public information and other third party in formation in rendering its services; (ii) business strategy;(iii) financing of the Company; (iv) success of the Company; or (v) any other aspect of the business plan and services rendered under this Agreement. The Company is responsible for its own success or failures. EXCEPT AS SPECIFICALLY PROVIDED FOR IN SECTION 7(m) BELOW, THERE ARE NO WARRANTIES WITH RESPECT TO THE SERVICES OR THE USE OR OPERATION OF THE WORK PRODUCT OR DELIVERABLES, EXPRESS OR IMPLIED INCLUDING, BUT NOT LIMITED TO, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE OR NONINFRINGEMENT.

6.
Limitation of Liability. NEITHER PARTY SHALL HAVE ANY LIABILITY TO THE OTHER WITH RESPECT TO ITS OBLIGATIONS UNDER THIS AGREEMENT OR GROWTHINK OTHERWISE FOR SPECIAL, INCIDENTAL, CONSEQUENTIAL, PUNITIVE OR EXEMPLARY DAMAGES, EVEN IF THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. IN NO EVENT SHALL GROWTHINK'S LIABILITY FOR ANY REASON AND UPON ANY CAUSE OF ACTION WHATSOEVER EXCEED THE AMOUNTS PAID TO GROWTHINK BY COMPANY UNDER THIS AGREEMENT.

7.	Miscellaneous.

a.
Amendment. This Agreement may be amended only by an instrument in writing signed by all parties which expressly refers to this Agreement and specifically states that it is intended to amend it. Further, this Agreement may not be modified by an oral agreement even though supported by new consideration.

b.
Relationship Between the Parties. Agreement does not constitute and shall not be construed as constituting a partnership or joint venture among or between Growthink, Company or the individual signatories hereto. Except for authorized parties signing on behalf of Company: i) no party hereto shall have the right to obligate or bind any other party hereto in any manner whatsoever; and ii) no party hereto shall be deemed an agent of any other party hereto.

c.
Work for Hire. Except for deliverables that constitute methodologies, techniques or concepts that are generic and reusable from client to client and project to project, and upon payment of all applicable fees   Agreement, Company shall own any copyright rights in works of authorship or documents created by Growthink for Company under this Agreement. Company and Growthink further agree that all such works of authorship and documents are "works for hire", specially ordered and commissioned by Company, as supplementary works to materials, documents, business models and/or intellectual property owned by Company.

d.
Residual Knowledge. Nothing herein shall be construed to prevent or in any way limit Growthink from using general knowledge, skill and expertise acquired in the performance of this Agreement in any current or subsequent endeavors. Company shall have no interest in such endeavors.

e.
Waiver of Conflict of Interest. Growthink advises many other companies and individuals. Growthink is privy to a large number of creative ideas, many of which are protected and/or proprietary intellectual property. We are also bound by numerous on-disclosure and confidentiality obligations in areas that may be similar, or competitive to the Company's business or technology. We take reasonable measures to hold all client confidential information in confidence. It is possible that during the time we are advising you, some of our past, current or future clients will a) have similar types/lines of business as yours, b) be in direct and/or indirect competition with you, and/or c) have business dealings with you. Growthink services for Company are conditioned upon Company acknowledging and waiving all potential claims of conflict of interest.

f.
Indemnification. In further reconsideration of the agreements relating to the engagement(the "engagement")contained in our Consultation Agreement dated the date hereof, in the event that Growthink or any of its affiliates, the respective directors, officers, partners, members, agents or employees of Growthink or any of its affiliates, or any other person controlling Growthink or any of its affiliates (collectively, "Indemnified Persons") becomes involved in any capacity in any action, claim, suit, investigation or proceeding, actual or threatened, brought by or against any person, in connection with or as a result of the engagement or any matter referred to in the engagement, the Company will reimburse such Indemnified Person for its reasonable and customary legal and other expenses(including without limitation the costs and expenses incurred in connection with investigating, preparing for and responding to third party subpoenas or enforcing the engagement) incurred in connection therewith as such expenses are incurred. The Company will also indemnify and hold harmless any Indemnified Person from and against, and the Company agrees that no Indemnified Person shall have any liability to the Company or its owners, parents, affiliates, security holders or creditors for, any losses, claims, damages or liabilities (including actions or proceedings in respect thereof) (collectively, "Losses") (A) related to or arising out of (i) the Company's actions or failures to act(including statements or omissions made or information provided by the Company or its agents) or (ii) actions or failures to act by an Indemnified Person with the Company's consent or in reliance on the Company's actions or failures to act or (B) otherwise related to or arising out of the engagement or Growthink's performance thereof, except that this clause(B) shall not apply to any Losses that are finally determined by a court or arbitral tribunal to have resulted solely from the bad faith or gross negligence of such Indemnified Person. If such indemnification is for any reason not available or insufficient to hold an Indemnified Person harmless, the Company agrees to contribute to the Losses involved in such proportion as is appropriate to reflect the relative benefits received(or anticipated to be received)by the Company, on the one hand, and by Growthink, on the other hand, with respect to the engagement or, if such allocation is determined by a court or arbitral tribunal to be unavailable, in such proportion as is appropriate to reflect other equitable considerations such as the relative fault of the Company on the one hand and of Growthink on the other hand; provided ,however, that, to the extent permitted by applicable law, the Indemnified Persons shall not be responsible for amounts which in the aggregate are in excess of the amount of all fees actually received by Growthink from the Company in connection with the engagement. Relative benefits to the Company, on the one hand, and Growthink, on the other hand, with respect to the engagement shall be deemed to be in the same proportion as (i) the total value paid or proposed to be paid or received or proposed to be received by the Company or its security holders ,as the case may be, pursuant to the transaction(s),whether or not consummated, contemplated by the engagement, bears to (i) all fees actually received by Growthink in connection with the engagement.

g.
Entire Agreement and Governing Law. This Agreement comprises the entire agreement between the parties. This agreement can be executed in counterparts delivered by fax and all such faxed counterparts, collectively, shall be deemed, for all purposes, to constitute one original executed agreement. This Agreement shall be governed by, interpreted under, construed and enforced in accordance with the laws of the State of New York, excluding conflict of law principles that might cause application of laws of any other jurisdiction.

h.
Jurisdiction. Venue. and Remedies. The Parties consent to the jurisdiction of the federal and state courts of the State of New York. The Parties consent to venue in New York, New York. The Parties consent to the service of process in the same manner as the giving of notices pursuant to this Agreement. All legal or equitable proceedings, arbitrations, or hearings initiated by the Parties shall be in New York City and no court to tribunal, board, panel, or arbitrator shall have jurisdiction over any matter in any other location. Either party may exercise all remedies at law or in equity. All provisions of this Agreement may be specifically enforced, whether or not there is an adequate remedy at law or whether money damages may be ascertainable.

i.
Attorneys Fees and Costs. If any action is brought for the enforcement of the provisions of this Agreement ,the successful or prevailing party will be entitled to recover its attorneys' fees and costs, as well as all other costs that it incurred in connection with the action, in addition o any other relief to which the prevailing party may be entitled.

j.
Company Payment Obligations. The Company is responsible for all obligations under this Agreement. Billing invoices for fees and expenses will be sent monthly or more frequently, and payment is due on receipt. In the absence of any written objection to an invoice within 20 days after mailing (emailing of invoices is acceptable) the Company will be deemed to have accepted and acknowledged the invoice as valid and correct. After 30 days following the sending of an invoice, unpaid amounts will accrue interest from the date of the invoice until Growthink receives payment at a rate of 1.75% per month or the highest legally allowed rate, whichever is lower.

k.
Force Majeure. Except for Company's payment obligations under this Agreement, neither party shall be liable for delay in performance hereunder due to causes beyond its reasonable control, including but not limited to acts of God, fires, strikes, acts of war, or intervention by governmental authority. Any failure occasioned by the foregoing shall be remedied as soon as reasonably possible.

l.
Independent Legal Counsel. Company acknowledges that it has read and understands this Agreement and that it has been afforded sufficient time and reasonable opportunity to consult with independent legal counsel on the subject matter hereof prior to the execution of this Agreement or that Company elects to waive its option to seek such independent legal consultation and that this Agreement is executed voluntarily and without duress or any undue influence on the part of Growthink or any other person, firm or entity.

m.
Execution. Each party to this Agreement represents and warrants to the other party that the execution of this Agreement and the performance of such party's obligations hereunder have been duly authorized and that this Agreement is a valid and legal agreement binding on such party and enforceable in accordance with its terms.

n.	Release of Research and Reports. No researcher report may be released by Growthink without the consent of Blackhawk and review by its legal counsel.

APPENDIX B -CHANGE ORDER

Change Order No.________ to Agreement
Growthink or Client shall complete Question 1. Growthink shall complete the remainder of the Change Order, except for the approval/rejection portion, which shall be completed by Client in its sole discretion. Each section may be as long or short as the circumstances require.

Additional pages may be attached as necessary.

1.	Describe changes, modifications, or additions to the Services:

These modifications were requested by: _______Growthink      ______Client

2.	Modifications, clarifications or supplements by Growthink or Client to description of desired changes or additions requested in Section I above, if any.

3.	Necessity, availability and assignment of requisite Growthink personnel and/or resources to make requested modification or additions.

4.	Impact on Costs, delivery schedule, and other requirements.
(a)	Changes in Costs:

(b)	Changes in delivery schedule:

(c)	Changes to any other requirements:

Change Order Is:

___Approved and Accepted                           ___Rejected

Growthink Signature	Date:

Client Signature Date	Date: